Exhibit 99.1

Coupa Software Reports Fourth Quarter & Full Year Fiscal 2018 Financial Results

Record Quarterly Revenues of $53.8 million, up 41% year over year

Cumulative Spend Under Management Reaches $680 Billion

SAN MATEO, Calif., March 12, 2018 – Coupa Software (NASDAQ: COUP), a leader in business spend management (BSM), today announced its financial results for the fourth quarter and fiscal year ended January 31, 2018.

“We finished fiscal 2018 by delivering the strongest performance in our company’s history, generating 40% revenue growth and 8% free cash flow margins for the year, and we were also non-GAAP net income positive for the first time in Q4,” said Rob Bernshteyn, CEO of Coupa. “We increased Cumulative Spend Under Management from $365 billion to $680 billion in fiscal 2018 and expect to surpass $1 trillion in fiscal 2019. We continue to execute toward our business objectives and are focused on capturing the large and growing market opportunity that lies before us.”

Fourth Quarter Results

•	Total revenues were $53.8 million, an increase of 41% from the previous year. Subscription revenues were $46.6 million, an increase of 38% from the previous year.

•	GAAP operating loss was $9.1 million, compared to a loss of $6.4 million for the previous year. Non-GAAP operating income was positive $0.9 million, compared to a loss of $2.3 million for the previous year.

•	GAAP net loss was $8.7 million, compared to a loss of $6.6 million for the previous year. GAAP net loss per basic and diluted share was $0.16, compared to a loss of $0.13 for the previous year. Non-GAAP net income was positive $1.4 million, compared to a loss of $2.5 million for the previous year. Non-GAAP net income per diluted share was positive $0.02, compared to a loss of $0.05 per basic and diluted share for the previous year.

•	Operating cash flows and free cash flows for the quarter ended January 31, 2018, were negative $1.7 million and negative $2.6 million, respectively, excluding $6.5 million net cash paid in the quarter for the acquisition of Simeno.

Fiscal Year 2018 Results

•	Total revenues were $186.8 million, an increase of 40% from the previous year. Subscription revenues were $164.9 million, an increase of 40% from the previous year.

•	GAAP operating loss was $45.0 million, compared to a loss of $35.4 million for the previous year. Non-GAAP operating loss was $11.8 million, compared to a loss of $24.9 million for the previous year.

•	GAAP net loss was $43.8 million, compared to a loss of $37.6 million for the previous year. GAAP net loss per basic and diluted share was $0.83, compared to a loss of $1.88 for the previous year. Non-GAAP net loss was $11.3 million, compared to a loss of $27.1 million for the previous year. Non-GAAP net loss per basic and diluted share was $0.21, compared to a loss of $1.36 per share for the previous year.

•	Operating cash flows and free cash flows for the year ended January 31, 2018, were positive $19.8 million and positive $15.3 million, respectively.

•	Cash and cash equivalents were $412.9 million as of January 31, 2018. Total deferred revenue was $128.0 million as of January 31, 2018.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of March 12, 2018. Guidance is based on the new revenue recognition standard ASC 606.

First quarter of fiscal 2019:

•	Total revenues are expected to be between $51.0 and $51.5 million.

•	Subscription revenues are expected to be between $46.5 and $47.0 million. This includes a negative impact of approximately $1.5 million due to there being 3 fewer calendar days for our revenue recognition in Q1 compared to Q4.

•	Professional services revenues are expected to be approximately $4.5 million. Approximately $2.0 million of professional services revenues recognized in Q4 of fiscal year 2018 were one-time in nature.

•	Non-GAAP loss from operations is expected to be between $5.5 and $7.0 million.

•	Non-GAAP net loss per share is expected to be between $0.11 loss and $0.13 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 55.8 million shares.

Full year fiscal 2019:

•	Total revenues are expected to be between $227 and $230 million.

•	Non-GAAP loss from operations is expected to be between $11.0 and $14.0 million.

•	Non-GAAP net loss per share is expected to be between $0.23 loss and $0.28 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 57.2 million shares.

See the sections titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Free cash flows are defined as operating cash flows plus investing cash flows, minus the impact of any cash paid for acquisitions. Free cash flow margin is defined as free cash flows divided by revenues.

Recent Business Highlights:

•	New customer wins from Q4 include: Lululemon, Bass Pro Shops, Grupo Bimbo, Qatar Airways, Farmers Group, American Water Works Company, Jobvite, Canadian Imperial Bank of Commerce (CIBC), Co-operative Group, National Grid, National Gallery Singapore, Exabeam, ISS UK, CHT, Meritage Midstream Services, The Warehouse Group, American Zinc Recycling Corporation, Grupo Dasa, Members First Credit Union and San Mateo County libraries.

•	Launched Coupa Release 20 (R20) which addresses supply chain risk through Community Intelligence, complex services spend with Services Maestro and early payment discounts with Coupa Accelerate. R20 adds more than 50 new features across the platform.

•	Named as a leader in the IDC MarketScape report for Worldwide SaaS and Cloud Enabled Procurement Applications and MarketScape report for Travel & Expense Management.

•	Won the 2017 ‘Innovative Sourcing Technology of the Year’ category at the annual PayStream Advisors Innovative Technology of the Year awards.

•	Acquired Simeno Holding AG, based in Switzerland. The Simeno team has deep domain expertise in advanced catalog management, which will help us continue executing on our commitment to having the most open platform in our industry. Additionally, the acquisition increases our local presence in key German and Swiss markets.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (888) 556-4997, using conference code 9186776.

•	International parties can access the call by dialing (719) 457-2607, using conference code 9186776.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, March 19, 2018. To access the replay, parties in the U.S. and Canada should call (888) 203-1112 and enter conference code 9186776. International parties should call (719) 457-0820 and enter conference code 9186776.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude share-based compensation expense, litigation-related costs, amortization of intangible assets acquired, amortization of debt discount and issuance costs from our convertible notes and related tax effects. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss and net loss, such as charges related to share-based compensation expense, litigation-related costs, amortization of intangible assets acquired, amortization of debt discount and issuance costs from our convertible notes, and related tax effects, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

We also use key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through our core Coupa platform for all of our customers collectively since we launched our platform. We calculate this metric by aggregating the actual transaction data, such as invoices, purchase orders and expenses, from customers on our core Coupa platform. While we do not believe this metric is directly correlated to our financial results, we believe the adoption of our core platform, as evidenced by growth in cumulative spend under management, drives additional value to our customers, which will enhance our ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; and if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the SEC on December 7, 2017, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of March 12, 2018. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings, and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

510-315-1003

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$46,642	$33,834	$164,865	$117,788
Professional services and other	7,110	4,184	21,915	15,987

Total revenues	53,752	38,018	186,780	133,775
Cost of revenues:
Subscription services	9,906	6,630	36,481	25,055
Professional services and other	6,560	4,763	23,425	21,214

Total cost of revenues	16,466	11,393	59,906	46,269

Gross profit	37,286	26,625	126,874	87,506

Operating expenses:
Research and development	13,235	8,037	44,536	30,262
Sales and marketing	21,830	17,159	88,722	68,562
General and administrative	11,278	7,865	38,578	24,106

Total operating expenses	46,343	33,061	171,836	122,930

Loss from operations	(9,057)	(6,436)	(44,962)	(35,424)
Other income (expense), net	1,544	174	2,805	(1,335)

Loss before provision for income taxes	(7,513)	(6,262)	(42,157)	(36,759)
Provision for income taxes	1,210	346	1,648	848

Net loss	$(8,723)	$(6,608)	$(43,805)	$(37,607)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.13)	$(0.83)	$(1.88)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	54,810	49,776	52,999	19,988

COUPA SOFTWARE INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	January 31, 2018	January 31, 2017

Assets
Current assets:
Cash and cash equivalents	$412,903	$201,721
Accounts receivable, net of allowances	61,366	47,614
Prepaid expenses and other current assets	10,952	9,150
Deferred commissions, current portion	3,756	3,091

Total current assets	488,977	261,576
Property and equipment, net	5,186	4,642
Deferred commissions, net of current portion	3,896	2,895
Goodwill	44,410	6,306
Intangible assets, net	20,020	5,848
Other assets	9,961	2,597

Total assets	$572,450	$283,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,342	$1,175
Accrued expenses and other current liabilities	26,643	17,490
Deferred revenue, current portion	125,714	89,872

Total current liabilities	153,699	108,537
Convertible senior notes, net	163,010	—
Deferred revenue, net of current portion	2,316	968
Other liabilities	12,880	467

Total liabilities	331,905	109,972

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	6	5
Additional paid-in capital	445,020	334,363
Accumulated deficit	(204,481)	(160,476)

Total stockholders’ equity	240,545	173,892

Total liabilities and stockholders’ equity	$572,450	$283,864

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended January 31,
	2018	2017
Cash flows from operating activities
Net loss	$(43,805)	$(37,607)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,562	4,575
Amortization of deferred commissions	4,001	4,004
Amortization of debt discount and issuance costs	459	—
Stock-based compensation	29,694	9,452
Other non-cash items	41	982
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(10,710)	(20,041)
Prepaid expenses and other current assets	(390)	(4,600)
Other assets	(602)	(1,136)
Deferred commissions	(5,667)	(4,468)
Accounts payable	(4,005)	224
Accrued expenses and other liabilities	7,120	1,772
Deferred revenue	36,072	25,888

Net cash provided by (used in) operating activities	19,770	(20,955)

Cash flows from investing activities
Acquisitions, net of cash acquired	(46,075)	(6,750)
Purchase of property and equipment	(4,488)	(4,491)
Decrease in restricted cash	34	—

Net cash used in investing activities	(50,529)	(11,241)

Cash flows from financing activities
Proceeds from issuance of senior convertible notes, net of issuance costs	223,675	—
Purchase of capped calls	(23,322)	—
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	22,264	137,216
Proceeds from the exercise of common stock options	12,500	4,252
Excess tax benefit from stock-based compensation	—	51
Proceeds from issuance of common stock for employee stock purchase plan	6,824	—
Proceeds from issuance of preferred stock warrants	—	50

Net cash provided by financing activities	241,941	141,569

Net increase in cash and cash equivalents	211,182	109,373
Cash and cash equivalents at beginning of period	201,721	92,348

Cash and cash equivalents at end of period	$412,903	$201,721

COUPA SOFTWARE INCORPORATED

Three Months Ended January 31, 2018

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$9,906	$(636)	$(771)	$—	$8,499
Costs of professional services and other	6,560	(757)	—	—	5,803
Gross profit	69.4%	2.6%	1.4%	0.0%	73.4%
Research and development	13,235	(2,130)	—	—	11,105
Sales and marketing	21,830	(2,324)	(258)	—	19,248
General and administrative	11,278	(3,065)	—	—	8,213
Income (loss) from operations	(9,057)	8,912	1,029	—	884
Operating margin	-16.8%	16.6%	1.9%	0.0%	1.7%
Other income, net	1,544	—	—	459	2,003
Income (loss) before provision for income taxes	(7,513)	8,912	1,029	459	2,887
Aggregate adjustment for income taxes	1,210	106	173	—	1,489
Net income (loss)	(8,723)	8,806	856	459	1,398
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.16)				$0.03
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.16)				$0.02

(1)	GAAP net loss per share is calculated based upon 54,810 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 54,810 basic and 62,299 diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Three Months Ended January 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$6,630	$(300)	$(308)	$—	$6,022
Costs of professional services and other	4,763	(373)	—	—	4,390
Gross profit	70.0%	1.8%	0.8%	0.0%	72.6%
Research and development	8,037	(784)	—	—	7,253
Sales and marketing	17,159	(1,282)	—	—	15,877
General and administrative	7,865	(1,064)	—	—	6,801
Loss from operations	(6,436)	3,803	308	—	(2,325)
Operating margin	-16.9%	10.0%	0.8%	0.0%	-6.1%
Other income, net	174	—	—	—	174
Loss before provision for income taxes	(6,262)	3,803	308	—	(2,151)
Aggregate adjustment for income taxes	346	8	—	—	354
Net loss	(6,608)	3,795	308	—	(2,505)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.13)				$(0.05)

(1)	Calculated based upon 49,776 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Year Ended January 31, 2018

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$36,481	$(2,105)	$(2,792)	$—	$31,584
Costs of professional services and other	23,425	(2,722)	—	—	20,703
Gross profit	67.9%	2.6%	1.5%	0.0%	72.0%
Research and development	44,536	(6,928)	—	—	37,608
Sales and marketing	88,722	(8,476)	(642)	—	79,604
General and administrative	38,578	(9,464)	—	—	29,114
Loss from operations	(44,962)	29,695	3,434	—	(11,833)
Operating margin	-24.1%	15.9%	1.8%	0.0%	-6.4%
Other income, net	2,805	—	—	459	3,264
Loss before provision for income taxes	(42,157)	29,695	3,434	459	(8,569)
Aggregate adjustment for income taxes	1,648	691	411	—	2,750
Net loss	(43,805)	29,004	3,023	459	(11,319)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.83)				$(0.21)

(1)	Calculated based upon 52,999 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Year Ended January 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$25,055	$(715)	$(952)	$—	$23,388
Costs of professional services and other	21,214	(772)	—	—	20,442
Gross profit	65.4%	1.1%	0.7%	0.0%	67.2%
Research and development	30,262	(1,766)	—	—	28,496
Sales and marketing	68,562	(3,130)	—	—	65,432
General and administrative	24,106	(3,069)	—	(151)	20,886
Loss from operations	(35,424)	9,452	952	151	(24,869)
Operating margin	-26.5%	7.1%	0.7%	0.1%	-18.6%
Other expense, net	(1,335)	—	—	—	(1,335)
Loss before provision for income taxes	(36,759)	9,452	952	151	(26,204)
Aggregate adjustment for income taxes	848	73	—	—	921
Net loss	(37,607)	9,379	952	151	(27,125)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.88)				$(1.36)

(1)	Calculated based upon 19,988 basic and diluted weighted-average shares of common stock